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                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: January 14, 1999

                 AmeriCredit Automobile Receivables Trust 1999-C
             (Exact Name of Registrant as specified in its charter)


        United States                  333-36365               88-0359494
        -------------                  ---------               ----------
(State or Other Jurisdiction   (Commission File Number)     (I.R.S. Employer
      of Incorporation)                                  Identification Number)


                    c/o AmeriCredit Financial Services, Inc.
                           Attention: Daniel E. Berce
                          801 Cherry Street, Suite 3900
                              Fort Worth, TX 76102
                              (Address of Principal
                                Executive Office)

                                 (817) 302-7000
                            Registrant's phone number

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Item 5.     Other Events

         Information relating to distributions to Noteholders for the December, 1999 Collection Period of the Registrant in respect of the Class A-1A Asset Backed Notes, Class A-1B Floating Rate Asset Backed Notes, Class A-2A Asset Backed Notes, Class A-2B Floating Rate Asset Backed Notes, Class A-3 Asset Backed Notes, Class A-4 Floating Rate Asset Backed Notes, and the Class A-5 Asset Backed Notes (collectively, the "Notes") issued by the Registrant, and the performance of the Receivables held by the Registrant, together with certain other information relating to the Notes, is contained in the Preliminary Servicer's Certificate and the Servicer's Certificate for the referenced Collection Period, both of which Certificates are provided to Noteholders pursuant to the Sale and Servicing Agreement dated as of August 13, 1999 between the Registrant, AFS Funding Corp., as Seller, AmeriCredit Financial Services, Inc., as Servicer, and Bank One, N.A., as Backup Servicer and Trust Collateral Agent (the "Agreement").

Item 7.     Financial Statements, Exhibits

         Exhibit No.                   Exhibit
         -----------                   -------
            99.1                       Preliminary Servicer's Certificate and
                                       Servicer's Certificate for the December,
                                       1999 Collection Period relating to the
                                       Notes issued by the Registrant pursuant
                                       to the Agreement.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


AmeriCredit Automobile Receivables Trust 1999-C

By:  AmeriCredit Financial Services, Inc., as Servicer




/s/    Daniel E. Berce
       Daniel E. Berce
       Vice Chairman and
       Chief Financial Officer



January 14, 2000


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                                  EXHIBIT INDEX


Exhibit
-------

  99.1 Preliminary Servicer's Certificate and Servicer's Certificate for the December, 1999 Collection Period relating to the Notes issued by the Registrant.